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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-91942, 33-91944, 33-91946 and 333-16405 of Renaissance Solutions, Inc. on Forms S-8 of our report dated February 28, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting for an acquisition as a pooling-of-interests) appearing in this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Renaissance Solutions, Inc. for the year ended December 31, 1996.

/s/Deloitte & Touche LLP

Boston, Massachusetts
March 14, 1997